Exhibit 5.1

[LETTERHEAD OF WINSTON & STRAWN LLP]

            April 5, 2005

FreightCar America, Inc.

Two North Riverside Plaza

Suite 1250

Chicago, Illinois 60606

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for FreightCar America, Inc., a Delaware corporation formerly known as FCA Acquisition Corp. (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 pursuant to Rule 462(b) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and the Company’s Registration Statement on Form S-1 (File No. 333-123384) (the “Related Registration Statement”) originally filed on March 17, 2005, as amended. The Registration Statement and the Related Registration Statement (collectively, the “Registration Statements”) relate to the registration of the offer and sale by the Company and certain selling stockholders (the “Offering”) of up to 9,775,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), including (i) 5,100,000 shares (the “Primary Shares”) of Common Stock that may be offered by the Company pursuant to the Registration Statements, (ii) 3,400,000 shares of Common Stock that may be offered by certain selling stockholders pursuant to the Registration Statements and (iii) 1,275,000 shares of Common Stock that may be offered by certain selling stockholders to cover over-allotments pursuant to the Registration Statements (the Shares described in subclauses (ii) and (iii) being herein referred to as the “Secondary Shares”). On April 1, 2005, the Company’s former parent company, also known as FreightCar America, Inc. (the “Parent”), merged (the “Merger”) with and into the Company, pursuant to the terms of a Certificate of Ownership and Merger (the “Merger Certificate”) whereby (i) each of the Parent’s issued and outstanding shares of Class A voting common stock, $0.01 par value, and Class B non-voting common stock, $0.01 par value, were changed and converted into 550 shares of a single class of the Common Stock of the Company and (ii) each of the Parent’s issued and outstanding shares of Series A voting preferred stock, $0.01 par value, and Series B non-voting preferred stock, $0.01 par value, were changed and converted into shares of the Company’s Series A voting preferred stock and Series B non-voting preferred stock, respectively, on a one-for-one basis.

FreightCar America, Inc.

April 5, 2005

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including (i) the Registration Statement, (ii) the Related Registration Statement, including all amendments thereto, (iii) the Merger Certificate, (iv) the Certificate of Incorporation of the Company, and (v) the form of By-laws of the Company. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Parent, the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (1) the Primary Shares have been duly authorized by all requisite corporate action on the part of the Company and, when duly delivered against payment therefor as contemplated by the Underwriting Agreement, the form of which is filed as Exhibit 1.1 to the Related Registration Statement, will be validly issued, fully paid and nonassessable and (2) the Secondary Shares have been duly authorized by all requisite corporate action on the part of the Company and are validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion with respect to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal matters” in the Prospectus included in the Related Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/    Winston & Strawn LLP